Exhibit 99.1

Promotion of Gina Harm to President, Afton Chemical

Richmond, VA, May 17, 2018 – NewMarket Corporation (NYSE:NEU) announced today that Ms. Regina A. Harm has been appointed President of Afton Chemical Corporation.

Ms. Harm has over 30 years of experience in the chemical industry including 11 years with Afton Chemical. For the past 3 years, she has held the position of Senior Vice President and Chief Operating Officer of Afton Chemical. In this role, Ms. Harm was responsible for the procurement, engineering, manufacturing and logistics of Afton Chemical’s global product portfolio as well as Research and Development functions. Ms. Harm will replace Mr. Robert A. Shama who has been appointed Vice President of Strategic OEMs (Original Equipment Manufacturers) for Afton Chemical.

Mr. Teddy Gottwald, Chairman and CEO of NewMarket commented, “There is an exciting opportunity ahead as Gina embeds her extensive knowledge of the market, strong leadership skills and results driven mindset to accelerate our growth strategy. We remain focused on our long term objectives and I look forward to our continued success under Gina’s direction.”

NewMarket Corporation, through its subsidiaries Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated additive packages to market-general additives, the NewMarket family of companies provides the world with the technology to make engines run smoother, machines last longer, and fuels burn cleaner.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the availability of raw materials and distribution systems; disruptions at manufacturing facilities, including single-sourced facilities; the ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; failure to attract and retain a highly-qualified workforce; hazards common to chemical businesses; competition from other manufacturers; sudden or sharp raw material price increases; the gain or loss of significant customers; the occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; an information technology system failure or security breach; political, economic, and regulatory factors concerning our products; current and future governmental regulations; resolution of environmental liabilities or legal proceedings; our inability to realize expected benefits from investment in our infrastructure or from recent or future acquisitions, or our inability to successfully integrate recent or future acquisitions into our business; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A. “Risk Factors” of our 2017 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

Brian D. Paliotti

Investor Relations

Phone:	804.788.5555
Fax:	804.788.5688
Email:	investorrelations@newmarket.com